FOR IMMEDIATE RELEASE

BOSTON SCIENTIFIC ANNOUNCES RESULTS FOR
FOURTH QUARTER AND FULL YEAR 2018

Marlborough, Mass. (February 6, 2019) -- Boston Scientific Corporation (NYSE: BSX) generated sales of $2.561 billion during the fourth quarter of 2018. This represents growth of 6.3 percent on a reported basis, 8.2 percent on an operational1 basis and 7.0 percent on an organic2 basis, all compared to the prior year period. The company reported GAAP earnings of $386 million or $0.27 per share (EPS), compared to a GAAP loss of $615 million or $(0.45) per share a year ago and achieved adjusted earnings per share of $0.39 for the period, compared to $0.34 a year ago.

For the full year 2018, the company generated sales of $9.823 billion. This represents growth of 8.6 percent on a reported basis, 8.0 percent on an operational basis and 7.2 percent on an organic basis, all compared to the prior year period. The company reported GAAP earnings of $1.19 per share, compared to $0.08 in the prior year period and delivered full year adjusted earnings per share of $1.47, compared to $1.26 in 2017. Full year 2018 adjusted earnings per share includes a $0.07 net tax benefit.3

“Meaningful innovation and focused execution helped us deliver strong financial results in 2018,” said Mike Mahoney, chairman and chief executive officer, Boston Scientific. “We remain driven by the opportunity to help more patients with our life-changing technologies, including a robust long-term pipeline of new devices and therapies.”

Fourth quarter financial results and recent developments:

•
Reported fourth quarter sales of $2.561 billion, compared to the company's guidance range of $2.525 to $2.565 billion, representing an increase of 6.3 percent on a reported basis, 8.2 percent on an operational basis and 7.0 percent on an organic basis, all compared to the prior year period.

•
Reported fourth quarter GAAP earnings of $0.27 per share, compared to the company’s guidance range of $0.15 to $0.17 per share. Achieved adjusted earnings per share of $0.39, which compares to our guidance range of $0.30 to $0.32 per share. Fourth quarter adjusted earnings per share includes a $0.01 net tax benefit.[4]

•	Achieved fourth quarter revenue growth in all segments, compared to the prior year period:

◦	MedSurg: 7.4 percent reported, 8.9 percent operational and 6.2 percent organic

◦	Rhythm and Neuro: 5.1 percent reported, 6.6 percent operational and organic

◦	Cardiovascular: 6.3 percent reported, 8.6 percent operational and 7.7 percent organic

•	Delivered fourth quarter revenue growth in all regions, compared to the prior year period:

◦	U.S.: 7.0 percent reported and operational

◦	EMEA (Europe, Middle East and Africa): 5.1 percent reported and 9.2 percent operational

◦	APAC (Asia-Pacific): 5.2 percent reported and 7.1 percent operational

◦	Emerging Markets[5]: 16.8 percent reported and 27.2 percent operational

•
Reached an agreement on the terms of a recommended offer to acquire BTG plc. (LSE: BTG), a company headquartered in the United Kingdom, which develops and commercializes products used in minimally-invasive procedures targeting cancer and vascular diseases, as well as acute care pharmaceuticals.

•
Closed the acquisition of Millipede, Inc., a privately-held company in Santa Rosa, Calif. The Millipede IRIS Transcatheter Annuloplasty Ring System is in development for the treatment of patients with severe functional mitral regurgitation (FMR) who are not able to tolerate open-heart surgery.

•
Began REPRISE IV clinical trial, a prospective, multicenter, single-arm clinical study to assess the safety and effectiveness of transcatheter aortic valve replacement (TAVR) with the LOTUS Edge™ Aortic Valve System[6] for intermediate surgical risk patients, including those with a bicuspid valve.

•
Reached an agreement with Edwards Lifesciences Corporation (NYSE: EW) to settle all outstanding patent disputes between the companies in all venues around the world. Under the terms of the agreement, Edwards has made a one-time payment to Boston Scientific of $180 million and the parties will not litigate patent disputes related to current portfolios of transcatheter aortic valves (TAVR), certain mitral valve repair devices, and left atrial appendage closure (LAAC) devices.

•
Received U.S. Food and Drug Administration (FDA) approval for the 4.50 mm and 5.00 mm diameter SYNERGY™ Everolimus-Eluting Platinum Chromium Coronary Stent System, the first bioabsorbable polymer stent designed for early healing in large vessels.

•
The WATCHMAN™ Left Atrial Appendage Closure (LAAC) Device was included in the updated American Heart Association (AHA), the American College of Cardiology (ACC) and the Heart Rhythm Society (HRS) Guideline for the Management of Patients with Atrial Fibrillation (AF) as a stroke risk reduction option for non-valvular AF patients who are poor candidates for long-term oral anticoagulants.

•
Received FDA approval for and launched the Vercise™ Primary Cell and Vercise Gevia™ Deep Brain Stimulation (DBS) Systems featuring the Vercise Cartesia™ Directional Lead. The new DBS systems allow for control of the range, shape, position and direction of electrical stimulation to tailor the treatment of the symptoms patients suffering from Parkinson’s disease.

•
Launched the SpyScope™ DSII Access and Delivery Catheter, an upgraded scope for cholangiopancreatoscopy, and two new SpyGlass™ DS System accessories, to offer physicians better visualization of the pancreatic and bile ducts, as well as additional tools to manage difficult stones and strictures.

•
Announced four-year results from a randomized clinical trial demonstrating that Rezūm™ Water Vapor Therapy, a minimally invasive treatment for benign prostatic hyperplasia (BPH), provided durable results, demonstrated by a 4.4 percent surgical retreatment rate, and preserved sexual function.

•
Launched the AdVance™ XP Male Sling System in the U.S., a minimally invasive solution for the treatment of mild to moderate male stress urinary incontinence which will allow urologists to treat more men who are appropriate for this sling.

•	Announced plans to host and webcast an Investor Day business review meeting for the investment community on Wednesday, June 26, 2019.

1. Operational revenue growth excludes the impact of foreign currency fluctuations.
2. Organic revenue growth excludes the impact of foreign currency fluctuations and sales from the recent acquisitions of Symetis SA, NxThera, Inc., Claret Medical, Inc. and Augmenix, Inc., each with no prior year comparable sales.
3. The full year 2018 net tax benefit of $0.07 includes our previously disclosed second quarter $0.06 benefit from settling the IRS Stipulation of Settled Issues for the 2001 through 2010 tax years, offset by a fourth quarter $0.05 charge for our previously announced tax reinvestment strategy. In addition, the net benefit includes a $0.06 benefit in the fourth quarter for the settlement with the IRS of our 2011 through 2013 tax years.
4. The fourth quarter net tax benefit of $0.01 includes the aforementioned fourth quarter $0.05 charge for our previously announced tax reinvestment strategy, which was estimated to be $0.06 at the time of guidance issued October 24, 2018, offset by a $0.06 benefit for the aforementioned fourth quarter tax settlement.
5. We define Emerging Markets as including certain countries that we believe have strong growth potential based on their economic conditions, healthcare sectors and our global capabilities. Currently, we include 20 countries in our definition of Emerging Markets.
6. The LOTUS Edge Aortic Valve System is an investigational device in the United States and not available for sale.

Net sales for the fourth quarter by business and region:

			Change
	Three Months Ended December 31,		Reported Basis	Less: Impact of Foreign Currency Fluctuations	Operational Basis	Less: Impact of Recent Acquisitions	Organic Basis
(in millions)	2018	2017

Endoscopy	$458	$436	5.0%	(1.6)%	6.6%	—%	6.6%
Urology and Pelvic Health	342	308	10.8%	(1.3)%	12.1%	6.5%	5.6%
MedSurg*	800	745	7.4%	(1.5)%	8.9%	2.7%	6.2%
Cardiac Rhythm Management	488	488	0.1%	(1.6)%	1.7%	—%	1.7%
Electrophysiology	81	77	6.3%	(1.7)%	8.0%	—%	8.0%
Neuromodulation	220	186	17.9%	(1.0)%	18.9%	—%	18.9%
Rhythm and Neuro*	790	751	5.1%	(1.5)%	6.6%	—%	6.6%
Interventional Cardiology	668	636	5.0%	(2.5)%	7.5%	1.4%	6.1%
Peripheral Interventions	302	277	9.2%	(2.0)%	11.2%	—%	11.2%
Cardiovascular	970	913	6.3%	(2.3)%	8.6%	0.9%	7.7%

Net Sales	$2,561	$2,408	6.3%	(1.9)%	8.2%	1.2%	7.0%

			Change
	Three Months Ended December 31,		Reported Basis	Less: Impact of Foreign Currency Fluctuations	Operational Basis
(in millions)	2018	2017

U.S.	$1,459	$1,364	7.0%	—%	7.0%
EMEA**	557	529	5.1%	(4.1)%	9.2%
APAC**	445	423	5.2%	(1.9)%	7.1%
Latin America and Canada	101	94	7.2%	(15.0)%	22.2%

Net Sales	$2,561	$2,408	6.3%	(1.9)%	8.2%

Emerging Markets	$278	$238	16.8%	(10.4)%	27.2%

Net sales for the full year by business and region:

			Change
	Year Ended December 31,		Reported Basis	Less: Impact of Foreign Currency Fluctuations	Operational Basis	Less: Impact of Recent Acquisitions	Organic Basis
(in millions)	2018	2017

Endoscopy	$1,762	$1,619	8.8%	0.5%	8.3%	—%	8.3%
Urology and Pelvic Health	1,245	1,124	10.8%	0.2%	10.6%	2.5%	8.1%
MedSurg*	3,007	2,742	9.7%	0.4%	9.3%	1.1%	8.2%
Cardiac Rhythm Management	1,951	1,895	2.9%	0.8%	2.1%	—%	2.1%
Electrophysiology	311	278	12.1%	1.2%	10.9%	—%	10.9%
Neuromodulation	779	635	22.7%	0.2%	22.5%	—%	22.5%
Rhythm and Neuro*	3,041	2,808	8.3%	0.7%	7.6%	—%	7.6%
Interventional Cardiology	2,590	2,419	7.1%	0.5%	6.6%	2.1%	4.5%
Peripheral Interventions	1,187	1,081	9.8%	0.6%	9.2%	—%	9.2%
Cardiovascular	3,777	3,500	7.9%	0.5%	7.4%	1.4%	6.0%

Net Sales	$9,823	$9,048	8.6%	0.6%	8.0%	0.8%	7.2%

			Change
	Year Ended December 31,		Reported Basis	Less: Impact of Foreign Currency Fluctuations	Operational Basis
(in millions)	2018	2017

U.S.	$5,538	$5,162	7.3%	—%	7.3%
EMEA**	2,176	1,940	12.2%	3.2%	9.0%
APAC**	1,727	1,587	8.8%	1.3%	7.5%
Latin America and Canada	383	358	6.8%	(9.0)%	15.8%

Net Sales	$9,823	$9,048	8.6%	0.6%	8.0%

Emerging Markets	$1,072	$909	18.0%	(3.4)%	21.4%

*Prior period segment amounts revised in accordance with ASC 280, Segment Reporting, to reflect the reclassification of Neuromodulation from the MedSurg segment to the Rhythm and Neuro segment, effective January 1, 2018.

**Regional totals reflect the reclassification of Middle East and Africa from the former AMEA region to Europe, effective January 1, 2018.

Amounts may not add due to rounding. Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

Sales growth rates that exclude the impact of foreign currency fluctuations and/or the impact of recent aforementioned acquisitions are not prepared in accordance with U.S. GAAP.

Guidance for Full Year and First Quarter 2019

The company estimates revenue growth for the full year 2019, versus the prior year period, to be in a range of approximately 7 to 9 percent on a reported basis and a growth range of approximately 7 to 8.5 percent on an organic basis, excluding the impact of changes in foreign currency exchange rates and contribution of approximately 110 basis points from the acquisitions of NxThera, Claret and Augmenix, each with no prior year comparable sales. The company estimates income on a GAAP basis in a range of $1.13 to $1.18 per share and estimates adjusted earnings, excluding amortization expense, acquisition-related, restructuring- and restructuring-related and litigation-related net charges (credits) in a range of $1.53 to $1.58 per share.

The company estimates revenue growth for the first quarter of 2019, versus the prior year period, to be in a range of approximately 6 to 7 percent on a reported basis and a growth range of approximately 7 to 8 percent on an organic basis, excluding the impact of changes in foreign currency exchange rates and contribution of approximately 160 basis points from the acquisitions of NxThera, Claret and Augmenix, each with no prior year comparable sales. The company estimates earnings on a GAAP basis in a range of $0.32 to $0.33 per share and estimates adjusted earnings, excluding amortization expense, acquisition-related, restructuring- and restructuring-related and litigation-related net charges (credits) in a range of $0.35 to $0.36 per share.

Conference Call Information

Boston Scientific management will be discussing these results with analysts on a conference call today at 8:00 a.m. ET. The company will webcast the call to interested parties through its website: www.bostonscientific.com. Please see the website for details on how to access the webcast. The webcast will be available for approximately one year on the Boston Scientific website.

About Boston Scientific
Boston Scientific transforms lives through innovative medical solutions that improve the health of patients around the world.  As a global medical technology leader for more than 35 years, we advance science for life by providing a broad range of high performance solutions that address unmet patient needs and reduce the cost of healthcare. For more information, visit www.bostonscientific.com and connect on Twitter and Facebook.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by words like "anticipate," "expect," "project," "believe," "plan," "estimate," "intend," "aiming" and similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance.  These forward-looking statements include, among other things, statements regarding our expected net sales, GAAP, operational and organic revenue growth rates, GAAP earnings and adjusted earnings for the first quarter and full year 2019, our financial performance, our business plans and our positioning for revenue and earnings growth. If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements. These risks and uncertainties, in some cases, have affected and in the future could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release. As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Risks and uncertainties that may cause such differences include, among other things: future economic, political, competitive, reimbursement and regulatory conditions, new product introductions and the market acceptance of those products, markets for our products, expected pricing environment, expected procedural volumes, the closing and integration of acquisitions, clinical trial results, demographic trends, intellectual property rights, litigation, financial market conditions, the execution and effect of our restructuring program, the execution and effect of our business strategy, including our cost-savings and growth initiatives and future business decisions made by us and our competitors. New risks and uncertainties may arise from time to time and are difficult to predict. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control.  For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item IA - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter. We disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this press release.

Note: Amounts reported in millions within this press release are computed based on the amounts in thousands. As a result, the sum of the components reported in millions may not equal the total amount reported in millions due to rounding. Certain columns and rows within tables may not add due to the use of rounded numbers. Percentages presented are calculated from the underlying numbers in dollars. Prior year balances were subject to rounding.

Use of Non-GAAP Financial Information
A reconciliation of the company's non-GAAP financial measures to the corresponding GAAP measures, and an explanation of the company's use of these non-GAAP financial measures, is included in the exhibits attached to this press release.

CONTACT:
Media:	Kate Haranis	Investors:	Susie Lisa, CFA
	508-683-6585 (office)		508-683-5565 (office)
	Media Relations		Investor Relations
	Boston Scientific Corporation		Boston Scientific Corporation
	kate.haranis@bsci.com		BSXInvestorRelations@bsci.com

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED GAAP RESULTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
in millions, except per share data	2018	2017	2018	2017

Net sales	$2,561	$2,408	$9,823	$9,048
Cost of products sold	729	673	2,813	2,593
Gross profit	1,832	1,735	7,011	6,455

Operating expenses:
Selling, general and administrative expenses	953	886	3,569	3,294
Research and development expenses	288	264	1,113	997
Royalty expense	18	18	70	68
Amortization expense	162	142	599	565
Intangible asset impairment charges	—	—	35	4
Contingent consideration expense (benefit)	(10)	(3)	(21)	(80)
Restructuring charges	16	21	36	37
Litigation-related charges (credits)	85	89	103	285
	1,513	1,416	5,504	5,170
Operating income (loss)	319	319	1,506	1,285

Other income (expense):
Interest expense	(64)	(56)	(241)	(229)
Other, net	40	(36)	156	(124)
Income (loss) before income taxes	296	227	1,422	933
Income tax expense (benefit)	(90)	842	(249)	828
Net income (loss)	$386	$(615)	$1,671	$104

Net income (loss) per common share - basic	$0.28	$(0.45)	$1.21	$0.08
Net income (loss) per common share - assuming dilution	$0.27	$(0.45)	$1.19	$0.08

Weighted-average shares outstanding
Basic	1,384.2	1,373.3	1,381.0	1,370.1
Assuming dilution	1,406.2	1,373.3	1,401.4	1,392.7

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER SHARE RECONCILIATIONS
(Unaudited)

	Three Months Ended December 31, 2018
in millions, except per share data	Cost of Products Sold	SG&A Expenses	R&D Expenses	Operating Income (Loss)	Pre-Tax Income (Loss)	Net Income (Loss)	Impact per Share
GAAP net income (loss)	$729	$953	$288	$319	$296	$386	$0.27
Non-GAAP adjustments:
Amortization expense	—	—	—	162	162	140	0.10
Acquisition-related net charges (credits)	(18)	(32)	(9)	50	22	84	0.06
Restructuring and restructuring-related net charges (credits)	(14)	(7)	(1)	37	37	30	0.02
Litigation-related net charges (credits)	—	—	—	85	85	65	0.05
Investment impairment charges	—	—	—	—	—	(2)	0.00
Discrete tax items	—	—	—	—	(7)	(151)	(0.11)
Adjusted net income	$697	$915	$278	$653	$596	$552	$0.39

	Three Months Ended December 31, 2017
in millions, except per share data	Cost of Products Sold	SG&A Expenses	R&D Expenses	Operating Income (Loss)	Pre-Tax Income (Loss)	Net Income (Loss)	Impact per Share
GAAP net income (loss)	$673	$886	$264	$319	$227	$(615)	$(0.45)
Non-GAAP adjustments:
Amortization expense	—	—	—	142	142	127	0.09	*
Acquisition-related net charges (credits)	(5)	(24)	(8)	33	35	29	0.02	*
Restructuring and restructuring-related net charges (credits)	(10)	(4)	—	34	34	26	0.02	*
Litigation-related net charges (credits)	—	—	—	89	89	50	0.04	*
Investment impairment charges	—	—	—	—	3	2	0.00	*
Discrete tax items	—	—	—	—	—	861	0.62	*
Adjusted net income	$659	$859	$256	$617	$530	$480	$0.34

*Assumes dilution of 22.1 million shares for the three months ended December 31, 2017.

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER SHARE RECONCILIATIONS
(Unaudited)

	Year Ended December 31, 2018
in millions, except per share data	Cost of Products Sold	SG&A Expenses	R&D Expenses	Operating Income (Loss)	Pre-Tax Income (Loss)	Net Income (Loss)	Impact per Share
GAAP net income (loss)	$2,813	$3,569	$1,113	$1,506	$1,422	$1,671	$1.19
Non-GAAP adjustments:
Amortization expense	—	—	—	599	599	520	0.37
Intangible asset impairment charges	—	—	—	35	35	31	0.02
Acquisition-related net charges (credits)	(41)	(84)	(60)	164	(46)	5	0.00
Restructuring and restructuring-related net charges (credits)	(47)	(11)	(1)	96	96	77	0.05
Litigation-related net charges (credits)	—	—	—	103	103	79	0.06
Investment impairment charges	—	—	—	—	7	6	0.00
Discrete tax items	—	—	—	—	(7)	(328)	(0.23)
Adjusted net income	$2,724	$3,474	$1,052	$2,503	$2,209	$2,060	$1.47

	Year Ended December 31, 2017
in millions, except per share data	Cost of Products Sold	SG&A Expenses	R&D Expenses	Operating Income (Loss)	Pre-Tax Income (Loss)	Net Income (Loss)	Impact per Share
GAAP net income (loss)	2,593	3,294	997	1,285	933	$104	$0.08
Non-GAAP adjustments:
Amortization expense	—	—	—	565	565	492	0.35
Intangible asset impairment charges	—	—	—	4	4	4	0.00
Acquisition-related net charges (credits)	(22)	(58)	(23)	23	34	9	0.01
Restructuring and restructuring-related net charges (credits)	(45)	(13)	—	95	95	75	0.05
Litigation-related net charges (credits)	—	—	—	285	285	172	0.12
Investment impairment charges	—	—	—	—	56	36	0.03
Discrete tax items	—	—	—	—	—	861	0.62
Adjusted net income	$2,525	$3,222	$974	$2,258	$1,972	$1,752	$1.26

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
ESTIMATED REVENUE NON-GAAP GROWTH RATES AND NON-GAAP NET INCOME PER SHARE RECONCILIATIONS
(Unaudited)

Q1 and Full Year 2019 Estimated Revenue Growth Rates

	Q1 2019 Estimate		Full Year 2019 Estimate
	(Low)	(High)	(Low)	(High)
Estimated GAAP sales growth	6%	7%	7%	9%
Less: Estimated impact of foreign currency fluctuations and the aforementioned acquisitions	(1)%	(1)%	—%	0.5%
Estimated sales growth, organic*	7%	8%	7%	8.5%

*Q1 2019 Estimate excludes contribution of approximately 160 basis points from the aforementioned acquisitions, each with no prior year comparable sales. Full Year 2019 Estimate excludes contribution of approximately 110 basis points from the aforementioned acquisitions, each with no prior year comparable sales.

Q1 and Full Year 2019 Earnings per Share Guidance

	Q1 2019 Estimate		Full Year 2019 Estimate
	(Low)	(High)	(Low)	(High)
GAAP results	$0.32	$0.33	$1.13	$1.18

Estimated amortization expense	0.10	0.10	0.40	0.40
Estimated acquisition-related net charges (credits)	0.02	0.02	0.05	0.05
Estimated restructuring and restructuring-related net charges (credits)	0.01	0.01	0.05	0.05
Estimated litigation-related net charges (credits)	(0.10)	(0.10)	(0.10)	(0.10)

Adjusted results	$0.35	$0.36	$1.53	$1.58

Prior Guidance Estimate - Q4 2018 Earnings per Share

	Q4 2018 Estimate
	(Low)	(High)
GAAP results**	$0.15	$0.17

Estimated amortization expense	0.10	0.10
Estimated acquisition-related net charges (credits)	0.03	0.03
Estimated restructuring and restructuring-related net charges (credits)	0.02	0.02

Adjusted results**	$0.30	$0.32

**Q4 2018 estimated GAAP and adjusted results included $0.06 of reinvestment of the $0.06 Q2 2018 benefit from the finalization of the IRS Stipulation of Settled Issues for tax years 2001 through 2010.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements presented on a GAAP basis, we disclose certain non-GAAP financial measures, including adjusted net income (earnings) and adjusted net income (earnings) per share that exclude certain amounts, operational net sales, which exclude the impact of foreign currency fluctuations and organic net sales, which exclude the impact of foreign currency fluctuations and the impact of recent aforementioned acquisitions. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States and should not be considered in isolation from or as a replacement for the most directly comparable GAAP financial measures. Further, other companies may calculate these non-GAAP financial measures differently than we do, which may limit the usefulness of those measures for comparative purposes.

To calculate adjusted net income (earnings) and adjusted net income (earnings) per share we exclude certain charges (credits) from GAAP net income, including amortization expense, intangible asset impairment charges, acquisition-related net charges (credits), restructuring and restructuring-related net charges (credits), litigation-related net charges (credits), certain investment impairment charges and certain discrete tax items. Amounts are tax effected at the Company's effective tax rate, unless the amount is a significant unusual or infrequently occurring item in accordance with FASB Accounting Standards Codification section 740-270-30, "General Methodology and Use of Estimated Annual Effective Tax Rate." Please refer to Part II, Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations in our most recent Annual Report filed on Form 10-K with the Securities and Exchange Commission for an explanation of each of these adjustments and the reasons for excluding each item. The following is an explanation of each incremental or revised adjustment type that management excluded as part of these non-GAAP financial measures, since our most recent Annual Report on Form 10-K, as well as the reason for excluding each individual item. In each case, management has excluded the item for purposes of calculating the relevant non-GAAP financial measure to facilitate an evaluation of our current operating performance and a comparison to our past operating performance:

•
Discrete tax items - These items represent adjustments of certain tax positions including those which a) are related to the finalization of the enactment date impact of the TCJA, and, or b) were a benefit resulting from the finalization of the IRS Stipulation of Settled Issues consistent with the manner in which the tax reserves were originally booked. These adjustments are not indicative of expected ongoing operating results. Discrete tax items are excluded from management's assessment of operating performance and from our operating segments' measures of profit and loss used for making operating decisions and assessing performance.

The GAAP financial measures most directly comparable to adjusted net income and adjusted net income per share are GAAP net income and GAAP net income per share.

To calculate operational net sales, which exclude the impact of foreign currency fluctuations, we convert actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior period. To calculate organic net sales, we remove the impact of recent aforementioned acquisitions with no prior period related net sales from operational net sales. The GAAP financial measure most directly comparable to operational net sales and organic net sales is net sales on a GAAP basis.

Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP financial measure are included in the accompanying schedules.

Management uses these supplemental non-GAAP financial measures to evaluate performance period over period, to analyze the underlying trends in our business, to assess our performance relative to our competitors and to establish operational goals and forecasts that are used in allocating resources. In addition, management uses these non-GAAP financial measures to further its understanding of the performance of our operating segments. With the exception of the impact of the recent aforementioned acquisitions, the adjustments excluded from our non-GAAP financial measures are consistent with those excluded from our operating segments’ measures of net sales and profit or loss. These adjustments are excluded from the segment measures reported to our chief operating decision maker that are used to make operating decisions and assess performance.

We believe that presenting adjusted net income and adjusted net income per share, operational net sales and organic net sales, in addition to the corresponding GAAP financial measures, provides investors greater transparency to the information used by management for its operational decision-making and allows investors to see our results “through the eyes” of management. We further believe that providing this information assists our investors in understanding our operating performance and the methodology used by management to evaluate and measure such performance.